UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 17, 2008

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Enry into a Material Definitive Agreement

On March 17, 2008, the Compensation Committee of the Board of Directors of PC Mall, Inc. (the "Company") appointed Joseph B. Hayek as Executive Vice President, Corporate Development and Investor Relations of the Company and the Company entered into an employment agreement with Mr. Hayek. Under the terms of the employment agreement, Mr. Hayek will receive an annual base salary of $225,000, will be eligible to earn an annual discretionary bonus in the initial targeted annual amount of $50,000, which will be paid annually in accordance with a to be established bonus plan or program, and was granted an option to purchase 75,000 shares of the Company's common stock which vests quarterly over a four year period. In addition, Mr. Hayek will be entitled to severance equal to six months of his annual base salary in the event Mr. Hayek's employment is terminated without cause and Mr. Hayek's option will accelerate upon a change-in-control as defined in the Company's standard option agreement under the Company's Amended and Restated 1994 Stock Incentive Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, the Company’s Board of Directors appointed Joseph B. Hayek, and Mr. Hayek accepted, a position with the Company as its Executive Vice President, Corporate Development and Investor Relations. Mr. Hayek will be responsible for optimizing the Company’s strategic and corporate development efforts, with a particular focus on strategic acquisitions and other growth opportunities, and will also lead the Company’s investor relations efforts.

Mr. Hayek brings to the Company approximately ten years of experience in corporate finance. Most recently, Mr. Hayek served as a Senior Vice President in the Investment Banking group of Raymond James and Associates, where he worked in the Technology and Communications group and headed the firm’s IT Supply Chain practice. In that role he advised middle market companies on mergers and acquisitions and capital raising. Mr. Hayek has advised companies involved in the IT Supply Chain industry for several years, and has extensive experience working with IT distributors, direct marketers and value-added resellers/systems integrators.

In addition to his investment banking experience, Mr. Hayek also worked for the Eastman Kodak Company. Mr. Hayek holds an MBA from Duke University’s Fuqua School of Business and a BS in Business from Miami University in Oxford, Ohio.

The Company and Mr. Hayek will enter into an Indemnification Agreement, the form of which was previously filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. Pursuant to the terms of the Indemnification Agreement, the Company will generally be obligated to indemnify Mr. Hayek, to the fullest extent permitted by law, against any expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any suit or proceeding related to the fact that he is or was an officer of the Company.

 A copy of the employment agreement by and between the Company and Mr. Hayek is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, by and between PC Mall, Inc. and Joseph B. Hayek, dated March 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: March 19, 2008	By:	/s/ Robert I. Newton
Robert I. Newton General Counsel and Secretary

Index to Exhibit

Exhibit No.	Description

10.1	Employment Agreement, by and between PC Mall, Inc. and Joseph B. Hayek, dated March 17, 2008.